Exhibit 2(h)


                             DISTRIBUTION AGREEMENT

                                                            March __, 2002

To:      Funds Distributor, Inc.
         60 State Street, Suite 1300
         Boston, Massachusetts  02109
                  Attention: __________, [title]


From:    Montgomery Partners Absolute Return Fund LLC
         101 California Street, 35th Floor
         San Francisco, California  94111


         Re:      Distribution Agreement (the "Agreement")

Ladies and Gentlemen:

     This is to confirm that, in consideration of the agreements and terms and conditions hereinafter contained, Montgomery Partners Absolute Return Fund LLC (the "Company") has agreed that you, Funds Distributor, Inc. ("FDI") shall be, for the period of this Agreement, the distributor of interests of the Company. For purposes of this Agreement, the term "Interests" shall mean the authorized interests of the Company.

1.   Services as Distributor

     1.1 You will act as agent for the distribution of Interests covered by, and in accordance with, the registration statement ("Registration Statement") and prospectus ("Prospectus") of the Company then in effect under the Securities Act of 1933, as amended ("Securities Act"), and will transmit promptly any orders received by you for purchase or redemption of Interests to the transfer agent for the Company of which the Company has notified you in writing. You will undertake and discharge your obligations hereunder as an independent contractor and shall have no authority or power to obligate or bind us by your actions, conduct or contracts except that you are authorized to accept orders for the purchase or repurchase of the Interests as our agent. You may appoint sub-agents or distribute through dealers (each of which, a "Sub-Agent") as you may determine from time to time, but this Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale or repurchase of Interests of the Company on our behalf or otherwise act as our agent for any purpose.

     1.2 You agree to use appropriate efforts to solicit orders for the sale of Interests. It is contemplated that you may enter into sales or servicing agreements with securities dealers, financial institutions and other industry professionals, such as investment advisors, accountants and estate planning firms, and in so doing you will act only on your own behalf as principal. You agree to use appropriate efforts to solicit orders for the sale of the Interests and will undertake such advertising and promotion as you believe

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     reasonable in connection with such solicitation. The Company understands that you and your affiliates are now and may in the future be the distributor(s) of the shares of interests of other investment companies including those having investment objectives similar to those of the Company. The Company further understands the investors and potential investors in the Company may invest in shares of interests of such other investment companies. The Company agrees that Distributor's duties to such other investment companies shall not be deemed in conflict with its duties to the Company.

     1.3 You shall act as distributor of Interests in compliance with all applicable laws, rules and regulations, including, without limitations, the Investment Company Act of 1940, as amended ("Investment Company Act"), the Securities Act, the Securities Exchange Act of 1934, as amended and the National Association of Securities Dealers, Inc.'s ("NASD") Conduct Rules, Constitution and By-Laws. You represent and warrant that you are a broker-dealer registered with the Securities and Exchange Commission ("SEC")and that you are registered with the relevant securities regulatory agencies in all fifty states, the District of Columbia and Puerto Rico. You also represent and warrant that you are a member of the NASD.

     1.4 FDI shall obtain appropriate representations and warranties from each Sub-Agent to the effect that such person or entity (i) is duly registered with the proper regulatory organizations, including the SEC and NASD, (ii) has procedures in place to comply with relevant requirements of the Securities Act and the Investment Advisers Act of 1940, as amended ("Advisers Act"), and the rules and regulations thereunder, and (iii) is reasonably able to comply with the restrictions applicable to the offering of Interests. Nothing set forth in any agreement with a Sub-Agent shall relieve FDI of any of its responsibilities to the Company under this Agreement.

     1.5 Under the terms of a separate Services Agreement with the Company, you have agreed to file Company advertisements, sales literature and other marketing and sales related materials with the appropriate regulatory agencies and to obtain such approvals for their use as may be required by the SEC, the NASD and/or state securities administrators. You shall not disseminate to the public any such materials without prior approval by Montgomery Asset Management, LLC, the investment adviser of the Company.

     1.6 Whenever in their judgment such action is warranted by unusual market, economic or political conditions, or by abnormal circumstances of any kind deemed by the parties hereto to render sales of the Company's Interests not in the best interest of the Company, the parties hereto may decline to accept any orders for, or make any sales of, any Interests until such time as those parties deem it advisable to accept such orders and to make such sales and each party shall advise promptly advise the other party of any such determination. Reasonable advance notice of any such determination by the Company shall be provided to you.

     1.7 The Company agrees to pay all costs and expenses in connection with the registration of Interests under the Securities Act and all expenses in connection with facilities for the issue and transfer of Interests and for supplying information, prices and

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     other data to be furnished by the Company hereunder, and all expenses in connection with the preparation and printing of the Company's Prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided however, that the Company shall not pay any of the costs of advertising or promotion for the sale of Interests except for the payment of Rule 12b-1 fees, if applicable, under the terms of a written agreement.

     1.8 The Company agrees to execute any and all documents and to furnish any and all information and otherwise to take all actions which may be reasonably necessary in the discretion of the Company's officers in connection with the qualification of Interests for sale in such states as you may designate to the Company and the Company may approve, and the Company agrees to pay all expenses which may be incurred in connection with your own qualification. You shall pay all expenses connected with your own qualification as a dealer under state or federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by you in connection with the sale of Interests as contemplated in this Agreement.

     1.9 The Company shall furnish you from time to time, for use in connection with the sale of Interests, such information with respect to the Company and the Interests as you may reasonably request, all of which shall be signed by one or more of the Company's duly authorized officers; and the Company warrants that the statements contained in any such information, when so signed by the Company's officers, shall be true and correct. The Company also shall furnish you upon request with: (a) semi-annual reports and annual audited reports of the Company's books and accounts made by independent public accountants regularly retained by the Company, (b) such information as may be necessary for the preparation of all advertising materials referred to in paragraph 1.5 in accordance with applicable regulatory requirements, including requirements governing the updating of performance or rankings under Section 2210 of the NASD Conduct Rules and IM-2210-3, (d) periodic balance sheets as soon as practicable after the end of each period, and (e) from time to time such additional information regarding the Company's financial condition as you may reasonably request.

     1.10 The Company represents and warrants to you that all Registration Statements and Prospectuses filed by the Company with the SEC under the Securities Act, and under the Investment Company Act, with respect to the Interests have been carefully prepared in conformity with the requirements of said Acts and rules and regulations of the SEC thereunder. As used in this Agreement the terms "Registration Statement" and "Prospectus" shall mean any registration statement and prospectus, including the statement of additional information incorporated by reference therein, filed with the SEC and any amendments and supplements thereto which at any time shall have been filed with the SEC. The Company represents and warrants to you that any Registration Statement and Prospectus, when such Registration Statement becomes effective (and upon the date of each such Prospectus), will contain all statements required to be stated therein in conformity with said Acts and the rules and regulations of the SEC; that all statements of fact contained in any such Registration Statement and Prospectus will be true and correct when such Registration Statement becomes effective (and upon the date of each such Prospectus); and that neither any Registration Statement nor any Prospectus

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     when such Registration Statement becomes effective (and upon the date of each such Prospectus) will include an untrue statement of a material fact or omit to state a material fact required to be dated therein or necessary to make the statements therein not misleading. The Company may, but shall not be obligated to, propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any Prospectus as, in the light of future developments, may, in the opinion of the Company's counsel, be necessary or advisable. If the Company shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Company of a written request from you to do so stating that your internal or external legal counsel believes such amendments or supplements to be legally required, you may, at your option, terminate this Agreement or decline to make offers of the Company's securities until such amendments are made. In such case, you will be held harmless from, and indemnified by the Company for, any liability or loss resulting from the Company's failure to implement such amendment. The Company shall not file any material amendment to any Registration Statement or material supplement to any Prospectus without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Company's right to file at any time such amendments to any Registration Statement and/or supplements to any Prospectus, of whatever character, as the Company may deem advisable, such right being in all respects absolute and unconditional.

     1.11 Nothing herein shall be deemed to protect you against any liability to us or to our securities holders to which you would otherwise be subject by reason of your willful misfeasance, bad faith or gross negligence in the performance of your duties hereunder, or by reason of your reckless disregard of your obligations and duties hereunder.

     1.12 The Company authorizes FDI and dealers to use any prospectus in the form furnished from time to time in connection with the sale of the Interests. FDI shall not be liable for any error of judgment or mistake of law or for any loss suffered by Company in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on FDI's part in the performance of its duties, from reckless disregard by FDI of its obligations and duties under this Agreement, or from FDI's failure to comply with laws, rules and regulations applicable to it in connection with its distribution of the Interests.

          The Company agrees to indemnify, defend and hold FDI, its several partners and employees, and any person who controls FDI within the meaning of Section 15 of the Securities Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that FDI, its partners and employees or any such controlling person, may incur (a) as the result of acting distributor for the Company; (b) under the Securities Act or under common law or otherwise, arising out of or based upon (i) any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement or any prospectus, (ii) any omission, or alleged omission, to state a material fact required to be stated in any registration statement or any prospectus or necessary to make the statements in either thereof not misleading or (iii) any Company-related advertisement or sales literature that

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     is not in compliance with applicable laws, rules or regulations (including, but not limited to the Conduct Rules of the National Association of Securities Dealers, Inc.); or (c) arising out of or based upon the electronic processing of orders over the internet; provided, however, that Company's agreement to indemnify FDI, its partners or employees, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses (x) arising out of any statements or representations as are contained in any prospectus, advertisement or sales literature and in such financial and other statements as are furnished in writing to Company by FDI and used in the registration statement or in corresponding statements made in the prospectus, advertisement or sales literature, or (y) arising out of or based upon any omission or alleged omission to state a material fact in such written information furnished by FDI which is required to be stated or necessary to make the information not misleading; and further provided that Company's agreement to indemnify FDI and Company's representations and warranties hereinbefore set in paragraph
     1.10 shall not be deemed to cover any liability to Company or its shareholders to which FDI would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties, by reason of FDI's reckless disregard of its material obligations and duties under this Agreement, or by FDI's failure to comply with any laws, rules or regulations applicable to it in connection with its distribution of the Interests.

          In the event of a formal legal action, the Company shall be provided with written notice of an action brought against FDI, its partners and employees, or any such controlling person, and identifying the person against whom such action is brought, promptly following receipt of service of the summons or other first legal process. Any failure to promptly notify the Company will not relieve the Company from any liability which the Company may have to the person against whom such action is brought, or to any other person, by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission for reasons other than on account of the Company's indemnity obligations under this section unless that delay materially prejudices the Company's ability to defend against the action. A failure to promptly notify the Company will relieve the Company of its obligations under this indemnity provision if that delay materially prejudices the Company's ability to defend against the action. The Company will be entitled to assume the defense of any such action brought to enforce any such claim, demand or liability if such defense shall be conducted by counsel of good standing approved by FDI, which approval shall not be unreasonably withheld. In the event Company elects to assume the defense of any such suit and retain counsel of good standing so approved by FDI, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in any case where Company does not elect to assume the defense of any such suit or in case FDI reasonably withholds approval of counsel chosen by Company, Company will reimburse FDI, its partners and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by FDI or them. Company's indemnification agreement contained in this section and Company's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of FDI, its partners and employees, or any controlling person, and shall survive the delivery of any Interests.

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          This Agreement of indemnity will inure exclusively to FDI's benefit, to the benefit of its several partners and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Company agrees promptly to notify FDI of the commencement of any litigation of proceedings against Company or any of its officers or employees which related, directly or indirectly, the issue and sale of any Interests or which may otherwise form the basis of an obligation for Company to indemnify hereunder.

          FDI agrees to indemnify, defend and hold the Company, its several officers and members, and any person who controls the Company within the meaning of Section 15 of the Securities Act free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any reasonable counsel fees incurred in connection therewith) which the Company, its officers or employees or any such controlling person may incur under the Securities Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Company, its officers or members or such controlling person resulting from such claims or demands shall arise directly out any untrue, statement of a material fact contained in information furnished in writing by FDI to Company and used in response to required items of the registration statement or in the corresponding statements made in the prospectus or any omission, or alleged omission, to state material fact required to be stated in such information or necessary to make such information not misleading.

          FDI shall be provided with written notice of an action brought against Company, its officers and members, or any such controlling person, and identifying the person against whom such action is brought. FDI will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability to the extent the same is based on an alleged misstatement or omission in written information provided by FDI, if such defense shall be conducted by counsel of good standing approved by Company, which approval shall not be unreasonably withheld. In the event any such claim, demand or liability is not based solely on an alleged misstatement or omission on FDI's part, the Company, its officers and members, or any controlling person, shall have the right to participate in the defense, and FDI shall have the right of first control thereof. In the event FDI elects to assume the defense of any such suit and retain counsel of good standing so approved by Company, the Company and any other defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in any case where FDI does not elect to assume the defense of any such suit, FDI will reimburse Company, its officers, directors, employees and controlling persons or other persons named as defendant or defendants in such suit for the reasonable fees and expenses of any counsel retained by Company or them to the extent related to a claim, demand, liability or expense covered under this section.

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     1.13    You acknowledge that you have received notice of and accept the limitations on the Company's liability set forth in its Limited Liability Company Agreement, as amended from time to time. In accordance therewith, you agree that the Company's obligations hereunder shall be limited to the Company and its assets and no party shall seek satisfaction of any such obligation from any member of the Company, nor from any Trustee, officer, employee or agent of the Company.

     1.14 No Interests shall be offered by either you or the Company under any of the provisions of this Agreement and no orders for the purchase or sale of such Interests hereunder shall be accepted by the Company if and so long as the effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the Securities Act or if and so long as a current Prospectus as required by Section 10 of said Act, as amended, is not on file with the SEC; provided, however, that nothing contained in this paragraph 1.14 shall in any way restrict or have an application to or bearing upon the Company's obligation to repurchase any Interests from any shareholder in accordance with the provisions of the Company's Prospectus or charter documents.

     1.15    The Company agrees to advise you immediately in writing:

               (a) of any request by the SEC for amendments to the Registration Statement or Prospectus then in effect or for additional information;

               (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or Prospectus then in effect or the initiation of any proceeding for that purpose;

               (c) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement or Prospectus then in effect or which requires the making of a change in such Registration Statement or Prospectus in order to make the statements therein not misleading; and

               (d) of all material actions of the SEC with respect to any material amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC.

2.   Offering Price

     Interests of the Company offered for sale by you shall be offered at a price per share (the "offering price") equal to (a) the net asset value (determined in the manner set forth in the Company's charter documents and Registration Statement) plus (b) a sales charge, if any and except to those persons set forth in the then-current Prospectus, which shall be the percentage of the offering price of such Interests as set forth in the Company's then-current Prospectus. The offering price, if not an exact multiple of one cent, shall be adjusted to the nearest cent. In addition, Interests of the Company offered for sale by you may be subject to a contingent deferred sales charge as set forth in the Company's then-current Prospectus. You shall be entitled to receive any sales charge or contingent deferred sales charge in respect of the Shares.

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Any payments to dealers shall be governed by a separate agreement between you and such dealer and the Company's then-current Prospectus.

3.   Special Requirements Applicable to the Offer and Sale of Company Interests.

     3.1 The Company is a closed-end management investment company registered under the Investment Company Act and the Securities Act. [FDI agrees to offer and sell Interests to only those persons FDI reasonably believes are eligible investors in accordance with the most recent Prospectus furnished to FDI, including those that are "qualified clients" within the meaning of Rule 205-3 under the Advisers Act ("Qualified Investors").]

     3.2 The Company, or any agent of the Company designated in writing by the Board of Directors of the Company ("Board"), shall be promptly advised of all purchase orders for Interests in the Company received by FDI or any Sub-Agent acting on its behalf within the terms of Section 1.1 of this Agreement. The Company, FDI, and each Sub-Agent may reject any purchase order if any of them reasonably believes that the potential investor is not a Qualified Investor, or otherwise in their discretion. Orders will be binding upon the Company only upon final acceptance by it. The Company (or its agent) shall confirm orders upon their receipt, will make appropriate book entries and, upon receipt by the Company (or its agent) of payment therefor, shall deliver deposit receipts for Interests pursuant to instructions of FDI or a Sub-Agent. Payment shall be made to the Company (or its agent) in the manner set forth in the Company's then-current Registration Statement and Prospectus. FDI agrees to cause such payment and such instructions to be delivered promptly to the Company (or its agent).

     3.3 The minimum initial and additional investment in the Company shall be the amount set forth in the Company's then-current Registration Statement unless the Board approves lower amounts and instructs FDI in writing to accept the lower minimum initial and/or additional investment amount.

4.   Term

     This Agreement shall become effective with respect to the Company as of the date hereof and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (i) by the Company's Board or (ii) by a vote of a majority of the Interests of the Company, as the case may be, provided that in either event its continuance also is approved by a majority of the Board members who are not "interested persons" of any party to this Agreement by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with respect to the Company, without penalty, on not less than sixty days' notice, by the Company's Board of Directors, by vote of a majority of the outstanding voting securities of the Company, or by you. This Agreement will automatically and immediately terminate in the event of its "assignment" (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meanings as such terms have in the Investment Company Act). You agree to notify the Company immediately upon the event of your expulsion

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or suspension by the NASD. This Agreement will automatically and immediately terminate in the event of your expulsion or suspension by the NASD.

5.   Miscellaneous

     5.1 The Company recognizes that, except to the extent otherwise agreed to by the parties hereto, your directors, officers and employees may from time to time serve as directors, trustees, officers and employees of corporations and business trusts (including other investment companies), and that you or your affiliates may enter into distribution or other agreements with such other corporations and trusts.

     5.2 You shall not purchase the Interests for your own account for purposes of resale to the public, but, subject to the requirements of Rule 205-3 of the Advisers Act, you may purchase Interests for your own investment account upon written assurance that the purchase is for investment purposes only and that the Interests will not be resold except through redemption by us.

     5.3 No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

     5.4 This Agreement shall be governed by the internal laws of the Commonwealth of Massachusetts without giving effect to principles of conflicts of laws.

     5.5 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

6. Privacy Policy. Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under
Section 248.3(t) of Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act (the "Privacy Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Privacy Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Privacy Act.

7. Each party to this Agreement has the authority to enter into this Agreement and perform its obligations hereunder.

                            [Signature page follows]

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     Please confirm that the foregoing is in accordance with your understanding and indicate your acceptance hereof by signing below, whereupon this Agreement shall become a binding agreement between us.

                                            Very truly yours,

                                            MONTGOMERY PARTNERS
                                            ABSOLUTE RETURN FUND LLC

                                            By:  /s/ Johanne Castro
                                                -------------------

                                            Name:  Johanne Castro

                                            Title: Assitant Secretary

Accepted:

FUNDS DISTRIBUTOR, INC.

By:  /s/ Richard F. Froio

Name:  Richard F. Froio

Title:  ________________________


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